Exhibit 99.1

Cirrus Logic Announces Q3 Preliminary Revenue Results

Continues to Expect Strong Year-Over-Year Growth in FY16 and FY17

AUSTIN, Texas--(BUSINESS WIRE)--January 7, 2016--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced preliminary net revenue of approximately $347 million, based on unaudited financial results for the third quarter, which ended Dec. 26, 2015.

“Our preliminary revenue results reflect weaker than anticipated demand for certain portable audio products. This weakness escalated over the last few weeks of December and is expected to continue to significantly impact our revenue in the March quarter,” said Jason Rhode, president and chief executive officer. “Despite this lower outlook for the short term, we expect our full FY16 results to reflect meaningful year-over-year revenue growth and further foresee strong growth for FY17 based on several anticipated new product introductions. The company is well positioned to benefit from the rapidly growing demand for innovative audio and voice products in the mobile phone, smart accessory and digital headset markets. We are aligned with the very best customers and have a comprehensive and robust product portfolio that spans the complete audio signal chain. With numerous growth vectors, we believe the company is poised for continued success in the coming years.”

The company will post its third quarter fiscal year 2016 financial results and business outlook on the investor relations area of its website at http://investor.cirrus.com on Wednesday, Jan. 27, at approximately 4 p.m. EST. Cirrus Logic will host a live Q&A webcast session at 5 p.m. EST that same day to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

A replay of the Q&A session will be available on the website listed above beginning approximately two hours following the completion of the call or by dialing (404) 537-3406 or toll free at (855) 859-2056 (Access Code: 8524794).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain our preliminary results for the third quarter, and other forward-looking statements, including expectations for growth in fiscal year 2016, fiscal year 2017 and beyond. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the completion of the review process for our final third quarter financial results, along with the timing and success of future product ramps, and the risk factors listed in our Form 10-K for the year ended March 28, 2015, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com